Productions Graphics Group
Consolidated balance sheet to September 30 2011

ACTIF/ASSET	2011	Amort. &	2011	2010
	Brut	Provisions	Net	Net
CAPITAL SOUSCRIT NON APPELE/SUBSCRIBED CAPITAL NOT CALLED
ACTIF IMMOBILISÉ/FIXED ASSETS
Ecart d'acquisition/Goodwill
Immobilisations incorporelles/Intangible assets	201 750	58 186	143 564	128 385
Immobilisations corporelles/Tangible assets	858 495	235 309	623 186	413 631
Immobilisations financières/Long-term investments	140 261	0	140 261	134 138
Actif immobilisé/Fixed assets	1 200 506	293 495	907 011	676 154
ACTIF CIRUCLANT/CURRENT ASSETS
Stock et en-cours/Stocks and work in progress	21 194	0	21 194	15 310
Clients et comptes rattachés/Accounts receivable	3 847 614	109 404	3 738 210	3 109 228
Autres créances/Others receivables	988 370	0	988 370	1 294 577
Valeurs mobilières de placement/Short-term investment	0	0	0
Disponibilités/Cash assets	481 658	0	481 658	1 899 965
Actif circulant/Current asset	5 338 836	109 404	5 229 432	6 319 080
Comptes de régularisation/Adjusting account	1 308 593	0	1 308 593	247 871
ACTIF/ASSET	7 847 934	402 899	7 445 035	7 243 105

PASSIF/LIABILITIES AND EQUITY	2011 Net	2010 Net
CAPITAUX PROPRES/OWNERS'EQUITY
Capital social/Social capital	38 000	38 000
Réserves/Reserves	195 820	857 946
Résultat de l'exerice/Fiscal year earnings	51 826	416 701
Capitaux propres/Owners'equity	285 646	1 312 647
Intérêts minoritaires/Minority interests	43 600	120 967
Provisions pour risques & charges/Reserves for possible lo	8 000	8 000
DETTES/LIABILITIES
Dettes financières/funding liabilities	751 432	302 091
Detes fournisseurs et comptes rattachés/Trade payables	4 896 209	4 640 419
Dettes fiscales et sociales/Tax and social security	1 348 009	848 621
lettes/Others liabilities	1 172	10 360
DETTES/LIABILITIES	6 996 822	5 801 491
Comptes de régu. & assimilés./Adjust. Account & near cas	110 967	0
PASSIF/LIABILITIES AND EQUITY	7 445 035	7 243 105

Productions Graphics Group
Result of consolidated income statement to September 30 2011

	2011	2010
PRODUITS D'EXPLOITATION
CHIFFRE D'AFFAIRE/TURNOVER	13 400 958	11 472 060
Production stockée/Change in Inventories	0	0
Production immobilisée/Capitalised production	0	0
Variation des stocks/Inventory change	0	0
Subvention d'exploitation/Operating subsidy	0	0
Reprises sur amorti. et provisions et transfert de charges	0	0
Autres produits/Others products	985	0
Produits d'exploitation/Operating income	13 401 943	11 472 060
CHARGES D'EXPLOITATION/OPERATING COST
Achats d'études et prestaions de services/Services and research expenses	9 012 922	8 502 216
Autres achats et charges externes/Other expenses	1 944 238	1 215 136
Impôts, taxes et versements assmiliés/Taxes	22 456	4 674
Charges de personnel/Personnel expenses	2 305 662	1 352 250
Dotations aux amortissements et aux provisions	0	188 143
Autres charges/Others expenses	-4 153	0
Charges d'exploitation/Operating cost	13 281 125	11 262 419
RESULTAT D'EXPLOITATION/OPERATING PROFIT	120 818	209 641
PRODUITS FINANCIERS/FINANCIAL INCOME
Produits des participations/Financial incomes	100 700	62 740
Autres intérêts et produits assimilés/Other income and assimilated	889	21 139
Reprises sur provisions/Reversal of depreciation and provisions	0	0
Produits nets sur cessions de valeurs mob. De placement/Net gains on sales of marketable sec	0	0
Différence positive de change/Foreign exchange gains	0	871
Produits financiers/Financial income	101 589	84 749
CHARGES FINANCIERES/FINANCIAL COSTS
Dot. Financières aux amort. & provisions/Financial depreciation & provisions	0	71 855
intérêts et charges assmiliés/Interest expense	42 615	308
Différence négative de change/Foreign exchange losses	15	0
Charges financières/Financial costs	42 630	72 163
RESULTAT FINANCIER/FINANCIAL RESULTS	58 959	12 587
RESULTAT COURANT AVANT IMPÔTS/RESULT ON ORDINARY ACTIVITIES BEFORE TAX	179 777	222 227
PRODUITS EXCEPTIONNELS/EXTRAORDINARY INCOMES
Produits excepionnels sur op. de gesion/Extraordinary income on management op.	598	5 987
Poduits excepionnels sur opération en capital/Excepionnal income on capital	69 452	96 383
Reprise sur provisions et transfert de charges/Current assets and liabilites	0	0
Produits exceptionnels/Extraordinary incomes	70 050	102 369
CHARGES EXCEPTIONNELLES/EXTRAORDINARY EXPENSES
Charges exceptionnelles sur opération de gestions/ Exceptionnal expenses	4 965	32 514
Charges excepionnelles sur opération de capital/Excepionnal expenses on capital	69 452	76 277
Dotations exceptionnelles aux amort. Et provisions/Depreciation on invest. and other allowan	0
Charges exceptionnelles/Extraordinary expenses	74 417	108 791
RESULTAT EXCEPTIONNEL/EXCEPTIONAL RESULT	-4 367	- 6 422
Impôts sur les bénéfices/Turnover tax	123 584	152 686
RESULTAT NET DES ENTREPRISES INTÉGRÉES/NET RESULT OF CONSOLIDATED COMPANIES	51 826	69 541
Dotations aux amort. Des écarts d'acquisition/Net goodwill amortization charges
RESULTAT NET DE L'ENSEMBLE CONSOLIDE/NET RESULT OF CONSOLIDATED	51 826	69 541
Intérêts minoritaires/Minority interests	0	55 058
RESULTAT NET PART DU GROUPE/GROUP NET RESULTS	51 826	14 484

Productions Graphics Group
Consolidated cash flow to September 30 2011

Consolidated CF - €k		FY 30 sept 11

Net result		52

Depreciation of fixed assets
Provision
	*
Increase of inventories		(6)
Increase of receivables		(629)
Increase of trade payables		256
Change in non trade WC		225
Change in working capital		(154)

Cash flow from operations		(102)

Cah in (out) on fixed assets		(225)
Cash in (out) on financial assets		(6)
Net increase in borrowings		(446)
Dividend distribution		(638)
Net cash flow		(1 417)

Cash - opening balance		1 899
Cash - opening balance from scope of consolidation change
Cash - closing balance		482
Cash variation		(1 417)